As filed with the Securities and Exchange Commission on November 17, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Audible, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3407945
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

65 Willowbrook Boulevard

Wayne, New Jersey 07470-7056

(973) 837-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald R. Katz

Chairman and Chief Executive Officer

Audible, Inc.

65 Willowbrook Boulevard

Wayne, NJ 07470-7056

(973) 837-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nancy A. Spangler, Esq.

Piper Rudnick LLP

1775 Wiehle Avenue, Suite 400

Reston, VA 20190

(703) 773-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-119610.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	653,062	$24.50	$16,000,019	$2,027.20

(1)	Includes 522,500 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2)	Based on the public offering price.
(3)	This amount has been paid and is in addition to the registration fee of $15,837.50 also paid to register $125,000,000 of shares to be sold to the public pursuant to Registration Statement No. 333-119610.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-119610) filed by Audible, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on October 7, 2004, including the exhibits thereto, and declared effective by the Commission on October 20, 2004, are incorporated herein by reference. This Registration Statement also contains Exhibits 1.1, 5.1, 23.1 and 24.1.

UNDERTAKING

The registrant hereby undertakes and agrees to pay the registration fee for the securities registered hereunder as soon as practicable (but in any event no later than the close of the next business day following the filing of the Registration Statement). The registrant has given irrevocable wiring instructions to its bank to wire the registration fee to the Commission immediately and it will confirm receipt of such instructions by the bank during regular business hours. Registrant will have sufficient funds in its account to cover the amount of the filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, State of New Jersey, on November 17, 2004.

AUDIBLE, INC.

By:	/s/ Donald R. Katz
Donald R. Katz
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Donald R. Katz, Andrew P. Kaplan and Nancy A. Spangler, and each of them acting alone, his true and lawful attorney in fact and agent, each with full power of substitution, for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post effective amendments) to this registration statement and to file the same therewith with the Securities and Exchange Commission, granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing required or necessary could do in person, hereby ratifying and confirming all that said attorney in fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Name	Title	Date
/s/ Donald R. Katz Donald R. Katz	Chief Executive Officer and Chairman (Principal Executive Officer)	November 17, 2004

/s/ Andrew P. Kaplan Andrew P. Kaplan	Chief Financial Officer, Executive Vice President, Finance and Administration, and Director (Principal Financial Officer and Principal Accounting Officer)	November 17, 2004

/s/ Winthrop Knowlton Winthrop Knowlton	Director	November 17, 2004

/s/ Richard Sarnoff Richard Sarnoff	Director	November 17, 2004

/s/ Gary L. Ginsberg Gary L. Ginsberg	Director	November 17, 2004

/s/ Johannes Mohn Johannes Mohn	Director	November 17, 2004

/s/ Alan Patricof Alan Patricof	Director	November 17, 2004

/s/ William Washecka William Washecka	Director	November 17, 2004

/s/ Oren Zeev Oren Zeev	Director	November 17, 2004

Exhibits

The following exhibits are filed or incorporated by reference, as stated below:

Exhibit No.	Description
1.1*	Form of underwriting agreement.

3.1	Amended and Restated Certificate of Incorporation of Audible, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 dated April 23, 1999 (Commission File No. 333-76985)).

3.1.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Audible, Inc. (incorporated herein by reference to Exhibit 3.1.2 to the Registrant’s Registration Statement on Form S-3 dated October 7, 2004 (Commission File No. 333-119610)).

3.2	Amended and Restated By-laws of Audible, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 dated April 23, 1999 (Commission File No. 333-76985)).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A dated May 18, 1999 (Commission File No. 333-76985)).

5.1*	Opinion of Piper Rudnick LLP regarding legality.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Piper Rudnick LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in signature page).

*Filed	herewith